UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 6, 2005

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 (Entry into a Material Definitive Agreement)

Certain corporate officers and executives of IBM may enter into noncompetition agreements with IBM from time to time.  Attachment I of this Form 8-K contains the form of such agreement.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  April 6, 2005

By:	/s/ Andrew Bonzani
(Andrew Bonzani)
Assistant Secretary &
Associate General Counsel

ATTACHMENT I

NONCOMPETITION AGREEMENT

As consideration for the awards granted to you on [DATE], under an IBM Long Term Performance Plan (“LTPP”), you, (“Employee” or “you”) hereby agree to the terms and conditions of this Noncompetition Agreement (this “Agreement”) as follows:

1.                                       Covenants.

(a)                                  You acknowledge and agree that: (i) the business in which IBM and its affiliates (collectively, the “Company”) are engaged is intensely competitive and that your employment by IBM has required, and will continue to require, that you have access to, and knowledge of, confidential information of the Company, including, but not limited to, certain or all of the Company’s methods, information, systems, plans for acquisition or disposition of products, expansion plans, financial status and plans, customer lists, client data, personnel information and trade secrets of the Company, all of which are of vital importance to the success of the Company’s business (collectively, “Confidential Information”); (ii) the disclosure of any of the foregoing could place the Company at a serious competitive disadvantage and could do serious damage, financial and otherwise, to the business of the Company; (iii) you have been given access to, and developed relationships with, customers of the Company at the time and expense of the Company; and (iv) by your training, experience and expertise, your services to the Company are, and will continue to be, extraordinary, special and unique.

(b)                                 You acknowledge and agree that during your employment with IBM and for one (1) year following the termination of your employment either by you for any reason, by IBM for “Cause,” or by IBM without Cause where IBM elects, pursuant to Paragraph 4 below, to make certain severance payments to you, you will not directly or indirectly within the “Restricted Area” (i) “Engage in or Associate with” (a) any “Business Enterprise” or (b) any significant competitor or major competitor of the Company; or (ii) solicit, for competitive business purposes, any customer of the Company with which you were involved as part of your job responsibilities during the last twelve (12) months of your employment with the Company.  You further agree that, for the two (2) year period following the termination of your employment by either you or by IBM for any reason, you will not directly or indirectly within the “Restricted Area,”  hire, solicit or make an offer to any employee of the Company to be employed or perform services outside of the Company.

2.                                       Definitions

(a)                                For purposes of this Agreement, the term “Business Enterprise” shall mean any entity that engages in, or owns or controls a significant interest in any entity that engages in, competition with the business units or divisions of the Company in which you worked at any time during the two (2) year period prior to the termination of your employment.

(b)                                 For purposes of this Agreement,  “Cause” shall mean, as reasonably determined by IBM, the occurrence of any of the following:  (i) embezzlement, misappropriation of corporate funds or other material acts of dishonesty; (ii) commission or conviction of any felony, or of any misdemeanor involving moral turpitude, or entry of a plea of guilty or nolo contendere to any felony or misdemeanor (other than a minor traffic violation or other minor infraction); (iii) engagement in any activity that you know or should know could harm the business or reputation of the Company; (iv) material failure to adhere to the Company’s corporate codes, policies or procedures; (v) a breach of any covenant in your employment agreement or any intellectual property agreement, or a material breach of any other provision of your employment agreement, in either case if the breach is not cured to the Company’s satisfaction within a reasonable period after you are provided with notice of the breach (no notice and cure period is required if the breach cannot be cured), provided, however, that the mere failure to achieve performance objectives shall not constitute Cause; (vi) failure by you to substantially perform your duties or follow management direction, which failure is not cured to the Company’s satisfaction within a reasonable period of time after a written demand for substantial performance is delivered to you (no notice or cure period is required if the failure to perform cannot be cured); or (vii) violation of any statutory, contractual or common law duty or obligation to the Company, including without limitation the duty of loyalty.

(c)                                  For purposes of this Agreement, the phrase “Engage in or Associate with” shall include without limitation engagement or association as a sole proprietor, owner, employer, director, partner, principal, investor, joint venturer, shareholder, associate, employee, member, consultant, contractor or otherwise.

(d)                                 For purposes of this Agreement, the term “Restricted Area” shall mean any geographic area in the world for which you had job responsibilities during the last twelve (12) months of your employment with the Company.

3.                                       Acknowledgements.  You acknowledge that the Company would suffer irreparable harm if you fail to comply with Paragraph 1, and that the Company would be entitled to any appropriate relief, including money damages, equitable relief and attorneys’ fees.  You further acknowledge that enforcement of the covenants in Paragraph 1 is necessary to ensure the protection and continuity of the business and goodwill of the Company and that, due to the proprietary nature of the business of the Company, the restrictions set forth in Paragraph 1 are reasonable as to geography, duration and scope.

4.                                       Termination without Cause.  In the event that IBM terminates your employment without Cause, IBM may elect in its sole discretion to pay to you severance payments (in an amount and on terms that IBM will determine, and disclose to you, prior to your termination of employment) in accordance with IBM’s regular payroll practices and subject to all applicable foreign, federal, state and local withholdings or other taxes that IBM may from time to time be required to withhold.  Without limiting the generality of the foregoing, IBM may cease making such payments under this Paragraph 4 if IBM believes that you are in breach of any of your obligations in this Agreement.  Without prejudice to any other remedies under this Agreement or under applicable law, the Company may also seek to recoup any payments made to you under this Paragraph 4 if you breach any of your obligations under this Agreement.

5.                                     LTPP Awards.   For purposes of the LTPPs and any awards thereunder (including any awards outstanding on the date of this Agreement) (collectively, the “LTPP Awards”), if you engage in conduct in breach of this Agreement prior to, or within twelve (12) months after, any delivery or payout pursuant to any LTPP Awards, then such conduct shall also be deemed to be a breach of the terms of such LTPP Awards, justifying cancellation or rescission of any such LTPP Awards.

6.                                       Injunctive Relief.  You agree that the Company would suffer irreparable harm if you were to breach, or threaten to breach, any provision of this Agreement and that the Company would by reason of such breach, or threatened breach, be entitled to injunctive relief in a court of appropriate jurisdiction, without the need to post any bond, and you further consent and stipulate to the entry of such injunctive relief in such a court prohibiting you from breaching this Agreement.  This Paragraph 6 shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief.

7.                                       Severability.  In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.  Moreover, if any one or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.  Furthermore, a determination in any jurisdiction that this Agreement, in whole or in part, is invalid, illegal or unenforceable shall not in any way affect or impair the validity, legality or enforceability of this Agreement in any other jurisdiction.

8.                                       Captions.  The captions in this Agreement are inserted for convenience and reference only and shall in no way affect, define, limit or describe the scope, intent or construction of any provision hereof.

9.                                       Waiver.  The failure of the Company to enforce any terms, provisions or covenants of this Agreement shall not be construed as a waiver of the same or of the right of the Company to enforce the same.  Waiver by the Company of any breach or default by you (or by any other employee or former employee of the Company) of any term or provision of this Agreement (or any similar agreement between the Company and you or any other employee or former employee of the Company) shall not operate as a waiver of any other breach or default.

10.                                 Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the Company, any successor organization which shall succeed to the Company by acquisition, merger, consolidation or operation of law, or by acquisition of assets of the Company and any assigns.  You may not assign your obligations under this Agreement.

11.                                 No Oral Modification.  This Agreement may not be changed orally, but may be changed only in a writing signed by the Employee and a duly authorized representative of IBM.

12.                                 Entire Agreement.  Although this Agreement sets forth the entire understanding between the Employee and the Company concerning its subject matter, this Agreement does not impair, diminish, restrict or waive any other restrictive covenant, nondisclosure obligation or confidentiality obligation of the Employee to the Company under any other agreement, policy, plan or program of the Company.  The Employee and IBM represent that, in executing this Agreement, the Employee and IBM have not relied upon any representations or statements made, other than those set forth herein, with regard to the subject matter, basis or effect of this Agreement.

13.                                 Governing Law.  This Agreement and any disputes between the Employee and the Company shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of law rules.  The Employee and the Company consent to the exclusive jurisdiction and venue in the federal and state courts of the State of New York, County of Westchester, for the resolution of all disputes arising under, or relating to, this Agreement.

Name:

Date:

INTERNATIONAL BUSINESS

MACHINES CORPORATION

By:

Name:

Title: